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                                                    AMERIKING, INC.
                                                  CALCULATION OF EPS

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                                                                                      Dec. 26, 2000 to       Dec. 28, 1999 to
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                                                                                       Mar. 26, 2001          Mar. 27, 2000
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
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INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                                       (9,036,000)            (2,000,000)
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Earnings available to stockholders
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Dividends
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     Preferred Stock                                                                            (161,000)              (152,000)
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     Senior Preferred Stock                                                                   (1,658,000)            (1,443,000)
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Amortization of issuance costs                                                                   (27,000)               (30,000)
                                                                                                 -------                -------
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Income (loss) befor extraordinary item available to common stockholders                      (10,882,000)            (3,625,000)
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Extraordinary item - loss from early extinguishment of debt (net of taxes)                             -                      -
                                                                                                 -------                -------
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Income (loss) available to common stockholders                                               (10,882,000)            (3,625,000)
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Weighted average number of common shares                                                         902,992                902,992
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Dilutive effect of options and warrants                                                                -                      -
                                                                                                 -------                -------
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Weighted average number of common shares outstanding - basic                                     902,992                902,992
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Net income (loss) per common share before extraordinary item - basic                              (12.05)                 (4.01)
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Extraordinary item - basic                                                                             -                      -
                                                                                                 -------                -------
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Net income (loss) per common share - basic                                                        (12.05)                 (4.01)
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Net income (loss) per common share before extraordinary item - diluted                            (12.05)                 (4.01)
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Extraordinary item - diluted                                                                           -                      -
                                                                                                 -------                -------
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Net income (loss) per common share - diluted                                                      (12.05)                 (4.01)
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Weighted average number of common shares basic:
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     Original shares                                                                             863,290                863,290
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     Option shares                                                                                 9,702                  9,702
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     Warrant shares                                                                                    -                      -
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     Common stock units                                                                           30,000                 30,000
                                                                                                 -------                -------
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     Total                                                                                       902,992                902,992
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Weighted average number of common shares - diluted
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     Original shares                                                                             863,290                863,290
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     Option shares                                                                                 9,702                  9,702
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     Warrant shares                                                                                    -                      -
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     Common stock units                                                                           30,000                 30,000
                                                                                                 -------                -------
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     Total                                                                                       902,992                902,992
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